FORM OF

DFA INVESTMENT DIMENSIONS GROUP INC.

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

I. INTRODUCTION

This Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 (the “Plan”) has been adopted by a majority of the Board of Directors of DFA Investment Dimensions Group Inc. (the “Company”), including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company (together, the “Independent Directors”), pursuant to Rule 18f-3 under the 1940 Act, with respect to each series of the Company listed on Exhibit A to this Plan (each a “Fund,” and together, the “Funds”).

The Plan designates the share classes offered by the Company: Institutional Class, Class R1, Class R2, Class R10, Class R25, and Class R40. In accordance with Rule 18f-3 under the 1940 Act, the Plan sets forth the differences among the classes with respect to distribution arrangements, shareholder services, expense allocations, and any related conversion features or exchange privileges.

The Company’s Board of Directors, including a majority of the Independent Directors, has determined that the Plan, including the allocation of expenses, is in the best interests of the Company as a whole, each Fund, and each class of shares offered by each Fund.

II. ELEMENTS OF THE PLAN

Class Designation: The shares of each Fund shall be divided into the classes identified on Exhibit A to this Plan. Subject to approval by the Board of Directors, the Company may change the names designating the Funds’ classes of shares.

Differences in Distribution Arrangements: Institutional Class Shares shall be available to eligible investors, including generally institutional investors and clients of registered investment advisors (and others as disclosed in the Funds’ prospectuses, as amended from time to time (the “Prospectuses”)). Class R1 Shares and Class R2 Shares of the U.S. Targeted Value Portfolio and the Emerging Markets Value Portfolio, as applicable, shall be available to retirement plans that desire an expanded array of shareholder services, based on the requirements of the plans as determined by plan sponsors or other plan fiduciaries, as disclosed in the Funds’ Prospectuses. Class R10 Shares, Class R25 Shares, and Class R40 Shares shall be available to retirement plans that desire an expanded array of shareholder services, based on the requirements of the plans as determined by plan sponsors or other plan fiduciaries, as disclosed in the Funds’ Prospectuses. All shares will be sold subject to the supervision of DFA Securities LLC (“DFAS”).

Institutional Class Shares, Class R1 Shares, and Class R2 Shares have identical distribution arrangements, and such share classes shall not incur distribution expenses. Pursuant to a Distribution Plan adopted by the Funds under Rule 12b-1 of the 1940 Act, Class R10 Shares, Class R25 Shares, and Class R40 Shares shall be subject to the following fees:

(1)	in the case of Class R10 Shares of the Funds, the Funds shall incur fees of not more than 0.10% per annum of average net assets (distribution or service fee);

(2)	in the case of Class R25 Shares of the Funds, the Funds shall incur fees of not more than 0.25% per annum of average net assets (distribution or service fee); and

(3)	in the case of Class R40 Shares of the Funds, the Funds shall incur fees of not more than 0.40% per annum of average net assets, of which 0.25% per annum is considered a service fee.

Differences in Shareholder Services: Investors in Institutional Class Shares, Class R10 Shares, Class R25 Shares, and Class R40 Shares shall receive a standard (but not identical) array of shareholder services, as described in the Funds’ Prospectuses. Investors in Class R1 Shares and Class R2 Shares of the U.S. Targeted Value Portfolio, and investors in Class R2 Shares of the Emerging Markets Value Portfolio, shall receive an expanded (but not identical) array of shareholder services described in the Shareholder Services Agreements, as approved by the Company’s Board of Directors, and as disclosed in the Prospectus of Class R1 Shares and Class R2 Shares of the Funds. These shareholder services shall include, among others, recordkeeping services, account statement preparation and transmission (Class R2 Shares only), transaction reporting, and services in connection with shareholder meetings (Class R2 Shares only).

Expense Allocation: In accordance with Rule 18f-3 under the 1940 Act, all expenses of each Fund shall be allocated among the classes of shares of such Fund pro rata based on the relative net assets of each class, except that the (i) fees and expenses incurred by the U.S. Targeted Value Portfolio under a Shareholder Services Agreement for its Class R1 Shares shall be allocated to Class R1 Shares of the U.S. Targeted Value Portfolio, (ii) fees and expenses incurred by the U.S. Targeted Value Portfolio under a Shareholder Services Agreement for its Class R2 Shares shall be allocated to Class R2 Shares of the U.S. Targeted Value Portfolio, (iii) fees and expenses incurred by the Emerging Markets Value Portfolio under a Shareholder Services Agreement for the Portfolio’s Class R2 Shares shall be allocated to Class R2 Shares of the Portfolio, (iv) the different distribution or service fee payments associated with the Distribution Plans adopted for Class R10 Shares, Class R25 Shares, and Class R40 Shares, and any costs related to implementing or amending such Distribution Plan, will be borne solely by shareholders of such class, and (v) the following types of expenses specific to each class shall be allocated to such class:

•	transfer agency and other recordkeeping costs;

•	Securities and Exchange Commission and blue sky registration or qualification fees;

•

printing and postage expenses related to printing and distributing materials, such as shareholder reports, Prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

•	audit or accounting fees or expenses relating solely to such class;

•	the expenses of administrative personnel and services as required to support the shareholders of such class;

•	litigation or other legal expenses relating solely to such class;

•	Directors’ fees and expenses incurred as a result of issues relating solely to such class; and

•	other expenses subsequently identified and determined to be properly allocated to such class.

Conversion Features: Institutional Class Shares, Class R1 Shares, Class R2 Shares, Class R10 Shares, Class R25 Shares, and Class R40 Shares shall have no conversion features.

Exchange Privileges: Institutional Class Shares, Class R1 Shares, Class R2 Shares, Class R10 Shares, Class R25 Shares, and Class R40 Shares of a Fund may be exchanged for shares of the identical class of shares of another series of the Company, according to the terms and conditions stated in each Fund’s Prospectus, to the extent permitted under the 1940 Act and the rules and regulations adopted thereunder.

Voting and Other Rights: All class shares shall each have: (a) exclusive voting rights on any matter submitted to shareholders that relates solely to the arrangements for that class; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (c) in all other respects, the same rights and obligations as the other classes.

Additional Information: The Plan is qualified by and subject to the terms of the Prospectuses for the applicable classes; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in the Plan. The Prospectuses for the Funds contain additional information about the classes and the Funds’ multiple class structure.

Adopted: March 23, 2007.

Amended and Restated: December 17, 2010 and March 22, 2011.

Exhibit A

Fund	Classes
U.S. Micro Cap Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA One-Year Fixed Income Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Short-Term Government Portfolio	Institutional Class, Class R10, Class R25, and Class R40
United Kingdom Small Company Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Japanese Small Company Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Continental Small Company Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Intermediate Government Fixed Income Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Five-Year Global Fixed Income Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Asia Pacific Small Company Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Large Cap International Portfolio	Institutional Class, Class R10, Class R25, and Class R40
U.S. Small Cap Portfolio	Institutional Class, Class R10, Class R25, and Class R40
U.S. Small Cap Value Portfolio Institutional	Institutional Class, Class R10, Class R25, and Class R40
U.S. Large Cap Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Real Estate Securities Portfolio	Institutional Class, Class R10, Class R25, and Class R40
LWAS/DFA International High Book to Market Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Emerging Markets Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA International Small Cap Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
VA U.S. Large Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
VA Global Bond Portfolio	Institutional Class, Class R10, Class R25, and Class R40
VA U.S. Targeted Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
VA International Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
VA International Small Portfolio	Institutional Class, Class R10, Class R25, and Class R40
VA Short-Term Fixed Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Enhanced U.S. Large Company Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Two-Year Global Fixed Income Portfolio	Institutional Class, Class R10, Class R25, and Class R40
International Small Company Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Emerging Markets Small Cap Portfolio	Institutional Class, Class R10, Class R25, and Class R40
U.S. Targeted Value Portfolio	Institutional Class, Class R1, Class R2, Class R10, Class R25, and Class R40
Emerging Markets Value Portfolio	Institutional Class, Class R2, Class R2A, Class R10, Class R25, and Class R40
Emerging Markets Core Equity Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Tax-Managed U.S. Targeted Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Tax-Managed U.S. Small Cap Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Tax-Managed U.S. Marketwide Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Tax-Managed DFA International Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Tax-Managed U.S. Equity Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Short-Term Municipal Bond Portfolio	Institutional Class, Class R10, Class R25, and Class R40
U.S. Core Equity 1 Portfolio	Institutional Class, Class R10, Class R25, and Class R40
U.S. Core Equity 2 Portfolio	Institutional Class, Class R10, Class R25, and Class R40
U.S. Vector Equity Portfolio	Institutional Class, Class R10, Class R25, and Class R40
International Core Equity Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Emerging Markets Social Core Equity Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Inflation-Protected Securities Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA International Real Estate Securities Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA California Short-Term Municipal Bond Portfolio	Institutional Class, Class R10, Class R25, and Class R40
T.A. U.S. Core Equity 2 Portfolio	Institutional Class, Class R10, Class R25, and Class R40
CSTG&E U.S. Social Core Equity 2 Portfolio	Institutional Class, Class R10, Class R25, and Class R40
CSTG&E International Social Core Equity Portfolio	Institutional Class, Class R10, Class R25, and Class R40
U.S. Social Core Equity 2 Portfolio	Institutional Class, Class R10, Class R25, and Class R40
U.S. Sustainability Core 1 Portfolio	Institutional Class, Class R10, Class R25, and Class R40
International Sustainability Core 1 Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Selectively Hedged Global Fixed Income Portfolio	Institutional Class, Class R10, Class R25, and Class R40
T.A. World ex U.S. Core Equity Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Global Real Estate Securities Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA International Value ex Tobacco Portfolio	Institutional Class, Class R10, Class R25, and Class R40
International Vector Equity Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Short-Term Extended Quality Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Intermediate-Term Extended Quality Portfolio	Institutional Class, Class R10, Class R25, and Class R40

A-1

DFA VA Global Moderate Allocation Portfolio	Institutional Class, Class R10, Class R25, and Class R40
World ex U.S. Value Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Commodity Strategy Portfolio	Institutional Class, Class R10, Class R25, and Class R40
DFA Investment Grade Portfolio	Institutional Class, Class R10, Class R25, and Class R40
Dimensional Retirement Fixed Income Fund III	Institutional Class, Class R10, Class R25, and Class R40
Dimensional Retirement Fixed Income Fund II	Institutional Class, Class R10, Class R25, and Class R40
Dimensional Retirement Fixed Income Fund I	Institutional Class, Class R10, Class R25, and Class R40
Dimensional Retirement Equity Fund II	Institutional Class, Class R10, Class R25, and Class R40

A-2